                                                                EXHIBIT 10.10(b)

                             Joint Venture Agreement

                                      dated

                                 June 6th, 1995

between

                    Eddie Bauer Inc.
                    15010 N.E. 36th Street
                    Redmond, WA 98052
                    U.S.A.

and

                    Handelsgesellschaft
                    Heinrich Heine GmbH
                    Windeckstra(Beta)e 15

                    D - 76135 Karlsruhe

and

                    Sport-Scheck GmbH
                    Sendlinger Stra(Beta)e 6

                    D - 80331 Munchen

                             JOINT VENTURE AGREEMENT

This Agreement, made and entered into this 6th day of June 1995, between:

Eddie Bauer Inc., a corporation duly organized and existing under the laws of U.S.A., and having its principal place of business at 15010 Northeast 36th Street, Redmond, WA 98052, U.S.A. (hereinafter referred to as "EBI"),

Handelsgesellschaft Heinrich Heine GmbH, a corporation duly organized and existing under the laws of Germany, and having its principal place of business at Windeckstra(Beta)e 15, D - 76135 Karlsruhe (hereinafter referred to as "HEINE"),

Sport-Scheck GmbH, a corporation duly organized and existing under the laws of Germany, being a subsidiary of HEINE and having its principal place of business at Sendlinger Stra(Beta)e 6, D - 80331 Munchen (hereinafter referred to as "SPORT-SCHECK").

                                   WITNESSETH

Whereas, EBI is a well reputed seller of outdoor apparels and related goods and sells its products through catalog and also more than 300 of its own retail stores in the U.S.A. and Canada and has extensive market information regarding the manufacture and sale or such apparels and related goods,

Whereas, EBI is interested in establishing its presence in Europe - except UK, Ireland, France, Spain, Portugal and Italy (the Territory) and is seeking a German corporation who is capable to expend mail-order business and to open retail stores and operate them efficiently,

Whereas, HEINE and SPORT-SCHECK are well reputed mail order companies mainly targeting apparels and have extensive market informations regarding such apparels in Germany and have a strong intention to expand its business to retail store operation for the aforesaid products,

Whereas, HEINE and SPORT-SCHECK desire and propose to collaborate with EBI to establish EBI's brand presence by both catalog and retail store operation in the Territory,

Whereas, EBI, HEINE and SPORT-SCHECK desire to form a joint venture company (hereinafter referred to as "NEWCO") for the import, manufacture and sale of EBI's products through retail stores (in Germany as a first step) and catalogs in the Territory subject to the terms and conditions of this Agreement,

Now, therefore, in consideration of the above premises and the mutual covenants set forth below, the parties hereby agree as follows:

ARTICLE I ESTABLISHMENT OF NEWCO

FORM AND CHARACTERISTICS OF NEWCO

Subject to the terms and conditions contained in this Article I, the parties hereto shall cause NEWCO to be organized under the laws of Germany as soon as practicable after this Agreement becomes effective pursuant to Section 5.02 hereof, which NEWCO shall be in the form and shall have the characteristics as described below:

(1)  Form: GmbH & Co

(2)  Name: Eddie Bauer

(3)  Principal place of business: Munchen

(4)  Principal objects and purpose:

     The import and sale of products developed by EBI for its North American market; i.e. AKA, Eddie Bauer and Eddie Bauer Home through retail store operation in the Territory excluding Ford Eddie Bauer Edition vehicles, the Eddie Bauer Maxum Sport Runabout Boat and the Eddie Bauer Adventurer cosmetic fragrance and such additional products for other similar programs.

     NEWCO shall also reserve the rights to develop and manufacture products specifically for the European market under the license to be granted by EBI pursuant to the Distribution and Licence Agreement between NEWCO and EBI referred to in Section 4.03 hereof. The development, manufacture and sale of such products shall be subject to the prior written approval of EBI. EBI shall be the owner of all product designs, patents, trademarks and copyrights developed and/or used by NEWCO.

(5)  Authorized capital of GmbH & Co: DM 8,000,000.00
     Authorized capital of GmbH: DM 100,000.00

(6)  Partnership Agreement/Articles of Association:

     Substantially in the form attached hereto as Exhibit A (the translation of which is attached hereto as Exhibit B for GmbH & Co and Exhibits C + D for
     GmbH).

                                 GMBH & CO GMBH

Shareholder    Amount Payable   Amount Payable   Shareholding Ratio
-----------    --------------   --------------   ------------------
EBI            DM3,200,000.00    DM 40,000.00            40%
HEINE          DM4,000,000.00    DM 50,000.00            50%
SPORT-SCHECK   DM  800,000.00    DM 10,000.00            10%
Total          DM8,000,000.00    DM100,000.00           100%

Each party hereto shall at the incorporation of NEWCO subscribe to and fully pay for in cash its shares by telegraphic transfer remittance to a bank account of the GmbH & Co and GmbH in Munchen within fifteen (15) days after organization of both companies.

All expenses incurred in connection with the incorporation of NEWCO, including without limitation the legal fees for preparation of the Articles of Incorporation, registration fees and stamp duties shall be borne by NEWCO.

All parties are bound to incorporate the above mentioned companies (GmbH and GmbH & Co) and to decide upon the necessary resolutions.

HEINE, SPORT-SCHECK and EBI each may designate a Subsidiary company to become the shareholder of NEWCO. "Subsidiary" or "Subsidiary Company" means any corporation, partnership or other entity in which one of the parties owns a majority vote. In case of any such designation, the original party remains to be bound by this Agreement. If the other company ceases to be a Subsidiary, the shares must be retransferred to the original owner.

ARTICLE II ORGANIZATION AND OPERATION

Section 2.01 Managing Directors ("Geschaftsfuhrer"). Managing directors will be appointed upon mutual consent of the shareholders. The management consists of two managing directors and one person being granted power of authorized Officer ("Prokura"). The initial managing directors are proposed by HEINE and approved by the Advisory Board. The managing directors will be appointed and dismissed by the shareholders meeting. The Advisory Board has the right to conclude, modify and terminate the employment contracts of the managing directors.

Section 2.02 Advisory Board ("Beirat").

(1) For the present the Advisory Board to be formed by the company will consist of 5 members to be delegated by the shareholders. HEINE and EBI may delegate each two members, SPORT-SCHECK may delegate one member.

(2) The chairman of the Advisory Board will be appointed by HEINE, the vice-chairman by EBI. The chairman or the vice-chairman respectively in case of prevention will preside the meetings of the Advisory Board and will sign the minutes of the meeting.

(3) Resolution upon following items can only be passed upon unanimous consent of the Advisory Board:

     -    any commitments for real estate,

     -    annual plan and 5 year plan,

     - sales of merchandise by the company through companies (except for those companies which are included in the annual plan / 5 year plan),

     -    employment of managing directors.

     In case the contracting parties will not come to an agreement the decision on these points will be adjourned to the next meeting of the Advisory Board.

(4) The Advisory Board will decide on the "Rules of Procedure for Managing Directors" (Geschaftsfuhrerordnung) including a list of transactions requiring consent and shall be in charge to give consent to the transactions as listed in clause 8 of the "Rules of Procedure for Managing Directors".

ARTICLE III ACCOUNTING

ACCOUNTING, INSPECTION OF RECORDS, ETC.

(1)  Books and Records:

     NEWCO shall keep true and accurate books of account and records in accordance with sound accounting practices and accounting principles generally accepted in Germany and the Group Accounting Guideline of OTTO VERSAND. It is understood that all possibilities regarding tax laws will be made use of.

(2)  Periodical Report, Etc.:

     The parties hereto shall cause NEWCO to submit to each of the parties quarterly unaudited financial reports and other periodical reports which may be reasonably requested by them and shall keep them well informed of the operations and financial condition of NEWCO.

(3)  Inspection of Books and Records:

     Each party hereto shall have the right to access and inspect the books of account and other records of NEWCO and make extracts and copies therefrom at any reasonable time during business hours of NEWCO.

(4)  Audit, Audit Report:

     The accounts and records of NEWCO shall be audited by independent public accountants to be appointed by the shareholders meeting. An audited financial report (including balance sheet, profit and loss statement and all notes thereto) shall be submitted to the parties, within 4 months after the end of each fiscal year.

ARTICLE IV COOPERATION OF PARTIES

Section 4.01 General. The parties hereto shall make all reasonable efforts to support the supply and maximize the sales of the products by NEWCO.

Section 4.02 Grant of License.

(1) Subject to Section 1.01 (4), for the sale of the products through retail store operation and catalogs by NEWCO, EBI agrees to grant NEWCO the exclusive license to use the trademarks and logos of EBI to identify and sell the products through Eddie Bauer retail stores and mail order in the Territory and such other countries as mutually agreed on by EBI and NEWCO as long as NEWCO exists and EBI is a shareholder of NEWCO.

(2) EBI shall provide store operation and mail-order know-how to NEWCO including but not limited to the following matters, on request through the activities of EBI's employees in Germany, through the training of employees of NEWCO in both Germany and Redmond and through the supply of necessary documents:

     (i) Store design including drawings, layout planning, display and furniture and fixtures, etc., to cause NEWCO to be able to express and realize EBI's total concepts in original features.

     (ii) Merchandise assortment know-how.

     (iii) Catalogs and promotional materials.

     (iv) Advice related to EDP systems including POS software.

(3) EBI agrees to give its assurance to make reasonable efforts to supply all of NEWCO's requirements of the products upon such terms and conditions as shall be determined between EBI and NEWCO. In such supply EBI shall assist NEWCO to buy products on such terms or EBI shall grant NEWCO the "most favored customer terms" and the right to purchase the products at EBI's cost price on FOB basis without adding any markup of EBI.

Section 4.03 Distribution and Licence Agreement (as attached)

(1) To implement EBI's cooperation contemplated in Section 4.02, EBI shall and all parties hereto shall cause NEWCO to enter into a Distribution and License Agreement (the "Distribution and License Agreement") as attached.

(2) As consideration for this Agreement, HEINE shall pay to EBI, a start-up expense (and not as an advance) of $1,000,000.00 (US) which shall be paid within 30 days after the date of execution of this Agreement, earliest as per July 1, 1995.

(3) In case this Joint Venture Agreement shall be terminated before July 1, 2000, the start-up expense of $1,000,000.00 shall be refunded by EBI to HEINE pro rata temporis
     (e.g.: termination after 2 years - refund: $600,000.00 termination after 3 years - refund: $400,000.00 etc.)

Section 4.04 Financing. At any time the net equity of NEWCO as stated in the annual financial statements shall not fall short of the highest value of the following:

     -    total non-current assets,

     -    20% of total assets,

     -    10% of annual net sales.

The parties are obliged to pass corresponding shareholders' resolutions and to pay in corresponding amounts.

To ensure the liquidity of NEWCO in the period of start-up losses, HEINE, SPORT-SCHECK and EBI will in addition provide NEWCO with liquid funds within the business year, amounting up to the loss as planned in the official planning agreed by the Advisory Board. After presentation of the audited annual financial statements an end-of-year payment will be made, so that this payment together with all payments made before will cover all losses incurred.

Section 4.05 Services of EBI or HEINE/SPORT-SCHECK Personnel / Other Services. If NEWCO requests the services of one or more of EBI or HEINE/SPORT-SCHECK personnel, on either an indefinite or temporary basis, EBI or HEINE/SPORT-SCHECK so requested shall make its best efforts to provide such personnel upon such terms and for such period as agreed with NEWCO. The compensation for such personnel by NEWCO (or reimbursement of employment costs to EBI, HEINE, SPORT-SCHECK if appropriate) shall be at cost price plus a margin as usual within the OTTO group. Other services - such as handling, marketing etc. - requested by NEWCO - shall be decided between the parties concerned at cost price plus a margin as usual within the OTTO group.

Section 4.06 Non-competition. As long as either party is a shareholder of NEWCO and for a period of two (2) years after it ceases to be a shareholder of NEWCO, neither EBI nor HEINE nor SPORT-SCHECK shall directly or indirectly (including through its Subsidiary Companies or Affiliated Companies) conduct or cooperate with any third parties in the conduct of marketing of EBI's products or similar products in the Territory and shall refrain from holding an interest in any other entity engaged in similar activities in the Territory. As used in this Agreement, "Affiliated Company" means any corporation, partnership or other entity in which one of the parties owns a controlling interest.

Section 4.07 Extension of the Territory. The parties hereto agree to seriously consider whether future stores/mail-order activities projects of EBI's products in other countries within Europe are appropriate to be conducted through a joint venture company formed by and among the parties hereto and the parties hereto shall present those projects to each other for consideration. No obligations hereunder shall arise unless a mutually acceptable joint venture agreement for such additional projects is executed by the parties hereto.

ARTICLE V RESTRICTION ON TRANSFER

Section 5.01 General Restriction on Transfer. Except as expressly permitted in
Article I hereof, none of the parties hereto shall sell, transfer, assign, pledge, encumber or otherwise dispose of the whole or any interest of NEWCO owned by it, without prior written consent of the other parties. An approval of the Advisory Board for any transfer of the shares by any party hereto will be given when such transfer is consented to by the other parties.

Section 5.02 Effective Date.

(1) This Agreement shall become effective with its signature through the parties and the resolution of the HEINE advisory board approving the contents of this Agreement.

(2) This Agreement shall remain effective as long as the parties remain the shareholders of NEWCO.

(3) The company will be dissolved upon unanimous resolution of the shareholders.

(4) In case of change of the shareholders of any of the parties to this Agreement, such party shall be obligated to inform the other parties immediately after conclusion of the corresponding agreement. In this case the other parties shall be entitled to terminate its participation in the company. Both contracting parties shall be entitled to terminate the agreement in case of filing to institute composition proceedings or a bankruptcy petition over the other parties' assets.

(5) The terminating shareholder shall be obligated to transfer its share to the limited partner remaining in the company or to a third person named by the limited partner. In case of transfer to a third party the terminating shareholder has to make sure that the third person will enter into the obligations under this Agreement.

(6) The withdrawing shareholder has a claim for remuneration to be determined according to clause 6 par. 3 of this Agreement.

(7) In case of dissolution of the company the available assets will be apportioned in proportion to the business shares taking into account the payment on the shares.

(8) In case of dissolution of the company or in case of termination of the company the customer addresses and other customer data will proceed to the assets of HEINE and EDDIE BAUER and SPORT-SCHECK free of charge.

ARTICLE VI SALE OF BUSINESS SHARES, RIGHT TO PURCHASE AND RIGHT OF PRE-EMPTION

(1) In any case of transfer of business shares or parts of them of the limited partnership and the general partner's private company limited the respective disposer has to offer the business shares to be transferred for sale in writing to the other contracting party at the purchase price as determined according to paragraph 3. The person entitled to purchase has to inform the disposer within 3 months after having received the notice whether it will accept the offer. In case of acceptance of the offer it will obtain the right to fix the date of transfer of the shares, notwithstanding the date to be within 12 months after receipt of the notice of purchase intention.

     tioned, he shall be free to dispose of the shares but on the understanding that the other contracting party has a right of pre-emption (purchase price as of clause 3). The other contracting party has to be informed in writing in case of disposal. This party has to state within a period of two weeks after receipt of the information whether it will exercise its pre-emption right. When transferring the shares the rights and obligations under these shares have to be transferred to the acquirer or to be taken over by the acquirer respectively.

(2) This settlement shall not apply in case of sale to companies which majority of shares are held by shareholders of Otto-Versand (GmbH & Co) or by a company in which OTTO VERSAND or one of the companies as mentioned above are granted an interest in more than 50% of the capital or in the voting rights. The admission of further shareholders into the circle of the OTTO VERSAND shareholders shall also not be deemed to be a sale.

(3) In case of taking over of shares of a limited partnership the share in the company will be valued originating with the cash value which amounts for the remaining term but at least for the assumed remaining term. As profit of each of these years the simple average profit of 2 years after deduction of trade tax before the year of exercising of the option and the prognosis profit of the year following shall be determined. The deduction of unaccrued interest on this average profit shall be caused by taking an interest as a basis, which follows from the interest for 10-years bearer bonds in the "Handel Banken (ISV)" as published in the "Handelsblatt" plus an assumed margin of 0.5%; this basic interest increases in a mark-up at risk of 100%.

     The value of the transferred share corresponds to its percentage part in the business value determined in this way, but at least to the book value of its nominal capital as of the balance sheet.

     The general partner's interest in the private company limited are to be assigned at the proportionate net assets (nominal capital minus accumulated profits).

ARTICLE VII GENERAL PROVISIONS

Section 7.01 Secrecy. The parties hereto agree to keep strictly confidential and not to disclose to any third party any technical, financial or marketing information acquired from the other parties or from NEWCO relating to the transactions contemplated hereby. The parties further agree to exercise their best efforts to compliance by their respective employees with the provisions of this Section 7.01.

The contracting parties will mutually agree on the public relations work especially at which date and by giving which informations this cooperation will be published.

Section 7.02 Liability. Neither party shall be liable for delays in the performance of their obligations hereunder due to causes beyond its reasonable control, including but not limited to Acts of God, strikes, war or inability to obtain labor or materials.

Section 7.03 Notice.

(1) Any notice, request and other correspondence under and in connection with this Agreement shall be in the English language and be sent by cable, fax, telex, registered air mail or personal delivery from one party to the other party at their respective addresses as specified at the beginning of this Agreement or at the addresses notified pursuant to paragraph (3) of this
     Section 7.03. In the event of notice by cable or telex, the sending party shall confirm receipt of such notice by telephone.

(2) The notice, request, and other correspondence pursuant to this Section 7.03 shall be deemed validly received by the addressee upon expiration of forty-eight (48) hours after transmission, in the case of cable or telex, on the fifteenth (15th) day after mailing in the case of registered air mail, or, immediately upon delivery to the party in the case of personal delivery.

(3) Any party shall, upon a change of its address, notify the other parties of such change in accordance with the procedures provided for in this Section 7.03.

Section 7.04 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of Germany; court Hamburg.

Section 7.05 Assignment. Except as expressly provided for herein, none of the parties shall assign or transfer all or any part of this Agreement or any of its rights and/or obligations hereunder to any third party without the prior written consent of all of the other parties.

Section 7.06 No Implied Waivers. The failure of any party at any time to require performance by the other parties of any provision hereof shall in no way affect the right to require such performance at any time thereafter. Nor shall the waiver by any party of a breach of any provision hereof constitute a waiver of any succeeding breach of the same of any other provision nor constitute a waiver of the provision itself.

Section 7.07 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto relating to the subject matter contained herein and merges all prior discussions among the parties and none of the parties hereto shall be bound by any previous agreement, negotiation, commitment and writing other than as expressly stated in this Agreement.

This Agreement may not be amended or supplemented in any manner orally or otherwise except by an instrument in writing signed by a duly authorized representative of each of the parties hereto.

Section 7.08 Final Provision. In the event any phrase, sentence or paragraph of this Agreement shall for any reason be held invalid or unenforceable, the remaining provisions of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 7.09 Relation to the Partnership Agreement/Articles of Association. The provisions of this Agreement shall overrule the Articles of Association (GmbH) resp. Partnership Agreement (KG). The parties are obligated not to make use of an eventually deviating provision of the Articles of Association resp. Partnership Agreement for their own interests in relation to third parties.

Section 7.10 Term. The Joint Venture agreement shall be valid for the duration of NEWCO. Its provisions shall apply mutatis mutandis and as far as possible, in case of liquidation.

In witness whereof, the parties shall have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

Section 7.11 This Agreement is in the English language only, which language shall be controlling in all respects. No translation, if any, of this Agreement into any language shall be of any force of effect in the interpretation of this Agreement or in a determination of the intent of any of the parties.

                                     Witness

Eddie Bauer Inc.


-------------------------------------   ----------------------------------------


Handelsgesellschaft
Heinrich Heine GmbH


-------------------------------------   ----------------------------------------


Sport-Scheck GmbH


-------------------------------------   ----------------------------------------

EXHIBITS:

     -    A + B (Partnership Agreements)

     -    C + D (Articles of Association)

     -    Distribution and License Agreement

                            PARTNERSHIP AGREEMENT

                            EDDIE BAUER GMBH & CO.

Section 1 Firm-name, seat, business year

     1.   The firm-name of the partnership is Eddie Bauer GmbH & Co.

     2.   The seat of the partnership is in Munich.

     3. The business year runs from 1 March until 28/29 of the following year. A part business year shall be constituted as from the establishment of the partnership until 29 February 1996.

Section 2 Object of the partnership

     The object of the partnership is the import, production of wholesale and retail trade (stationary and mail-order trade) in goods of all kinds (unless a special permit is required therefor), in particular under the Eddie Bauer brand names.

     The partnership may do all business which is directly or indirectly conducive to this object.

     In particular, it may set up branches at home and abroad, take an interest in other enterprises, acquire or take over the representation of such enterprises.

Section 3 Term of the partnership

     1. The company is established for a five (5) year period. It may be terminated subject to one year's notice to the end of each business year.

     2. The notice of termination shall be given by registered letter with return receipt.

     3. The partnership will dissolve upon the withdrawal or transfer of ownership interest or termination of business of one of the limited partners.

Section 4 Partners, capital

     1.   The personally liable partner is Verwaltung Eddie Bauer GmbH.

     2. The personally liable partner does not have a share in the capital and assets of the company.

     3.   The partnership capital amounts to

                                 DM 8,000,000.00

          (in words: eight million Deutsche Mark) and shall be paid in by cash contributions.

          The limited partners are

               -    Handelsgesellschaft Heinrich Heine GmbH
                    with a capital contribution to the nominal    DM4,000,000.00
                    value of

               -    Eddie Bauer Inc. with a capital
                    contribution to the nominal value of          DM3,200,000.00

               -    Sport-Scheck GmbH with a capital
                    contribution to the nominal value of          DM  800,000.00

Section 5 Management and representation

     1. The personally liable partner is exclusively entitled and obligated to manage the partnership and authorized to represent the partnership.

     2.   The personally liable partner may be released from the restrictions of
          Section 181 BGB (German Civil Code); it is bound by the instructions of the partners' meeting.

Section 6 Advisory board-duties

     1. The partnership has an advisory board. The advisory board does not have the functions of a supervisory board of a stock corporation. It is not governed by the provisions of corporation law. If the setting up of a supervisory board is mandatory under statutory provisions, this shall be set up in addition to the advisory board and shall not affect the latters's competence and composition, unless this conflicts with mandatory provisions of the law. The liability of the members of the advisory board shall be restricted to the liability for care exercised by them in their own matters (Section 708 BGB)

     2.   The duties of the advisory board include the following in particular.

          a) rendering of advice to and supervision of the management and, if necessary, mediation in case of differences of opinion between the managing directors. The advisory board is entitled to give instructions to the management in fundamental questions of business policy;

          b) adoption of the rules of procedure for the management, granting and refusal of consent to transactions requiring the approval of the advisory board;

          c)   adoption of the one-year and five-year plans;

          d) auditing of the annual financial statement and submission of proposals for the appropriation of profits;

          e)   presentation of documents to the partners' meeting.

     3. The advisory board shall represent the partnership vis-a-vis the managing directors in and out of court. In all declarations having legal effect vis-a-vis managing directors and in case of contracts with managing directors the partnership shall be represented by the respective chairman of the advisory board.

Section 7 Advisory board-composition, convocation and adoption of resolutions

     1. The advisory board consist of five members. It shall constitute a quorum if 3/5 of its members are present or represented.

     2. The advisory board has a chairman and vice chairman. The Chairman will be appointed by Handelsgesellschaft Heinrich Heine GmbH, the Vice Chairman will be appointed by Eddie Bauer Inc.

     3. The meetings of the advisory board shall be convened by the chairman and chaired by him; if the chairman is prevented, the vice chairman shall take his place.

     4. Meetings of the advisory board shall be convened as often as this necessary in the interest of the partnership. The chairman or the vice chairman of the advisory board shall be obligated to convene a meeting of the advisory board even if only one member of the advisory board so requests. Meetings of the advisory board shall be convened subject to 14 days' notice, the agenda to be stated.

     5. Resolutions of the advisory board will be adopted with the majority of votes. Minutes shall be taken of meetings and resolutions. They shall be signed by the chairman and delivered to all members within four weeks.

     6. In urgent cases, the chairman of the advisory board may have a vote taken in writing or over the telephone (with a subsequent confirmation) in writing or over the telephone, provided that the majority of all members consent to this procedure.

     7.   The advisory board may lay down rules of procedure for itself.

     8. Notwithstanding anything herein to the contrary, Eddie Bauer Inc. shall have in its sole discretion the absolute right to veto any action or activity which in its opinion impinges or compromises the Eddie Bauer name, image or brand equity.

Section 8 Duties of the management towards the advisory board

     1. The management is obligated to report to the advisory board regularly on the trend of business and on all events of special importance.

     2. A report shall be given at least once a month on the sales trend and the fulfillment of the plans. Further, the nature and scope of the reporting shall be determined by a resolution of the advisory board.

     3. The partners' meeting which adopts a resolution concerning the approval of the annual financial statement shall also adopt resolutions concerning the discharge of the management and the advisory board from their duties.

Section 9 Partners' meeting

     1. The resolutions of the partners' meeting shall be adopted in principle in meetings. Written votes shall be admissible if all partners agree thereto in writing.

     2. The partners' meeting shall take place in principle at the seat of the partnership at least once every business year to approve the annual financial statement. With the consent of all partners a different place at which the partners' meeting shall take place may be determined.

     3. The partners' meeting shall be convened by the personally liable partner, the agenda to be stated, by registered letter with 14 days' notice, which shall begin on the date of receipt.

     4. The limited partner may request at any time that a partner' meeting be convened.

     5. Each partner may have himself represented by an agent. The agent shall prove his authority by a written power of attorney.

     6. Resolutions of the partners shall be adopted in principle with the majority of votes in the partner's meeting.

     7. The partners' meeting shall adopt resolutions in all matters going beyond the usual course of business of the partnership, in particular concerning:

          a) Increases or decreases in the limited partnership capital contributions;

          b)   Amendment of the partnership agreement;

          c)   dissolution of the partnership;

          d)   approval of the annual financial statement;

          e)   discharge of the personally liable partner from its duties;

     8. Minutes shall be taken of the partners' meeting and the resolutions adopted there. These shall be signed by the chairman and delivered to all partners within 14 days.

Section 10 Annual financial statement

     1. The personally liable partner shall prepare the annual financial statement 3 months after the expiry of a business year at the latest and submit the same to the partners' meeting for approval.

          Beforehand, the annual financial statement shall be audited by an auditing company which has been appointed by the partners' meeting.

     2. In the partners' meeting in which resolutions concerning the annual financial statement are adopted, resolutions shall also be adopted concerning the discharge of the personally liable partner from its duties and the appointment of the auditor for the new business year.

     3. Any changes to the annual financial statements owing to an assessment or an investigation by the tax authorities shall not affect the validity of the annual financial statements under commercial law. Any changes are to be taken into account in the first annual financial statement which is submitted to the partners' meeting for approval after the carrying out of the assessment or the service of the report of the investigation by the tax authorities.

Section 11 Distribution of the profit and loss, withdrawals

     1. In the relationship of the partners to each other, a distributable profit shall not be available until the personally liable partner has been reimbursed for the expenses incurred by it in the interest of the partnership, including the costs of the management, and until the partnership capital has been fully conserved.

     2. The profit arising according to section 1 shall be distributed among the partners as follows:

          a) To cover the liability risk and as compensation for the management, the personally liable partner shall receive 15% of its share capital provided that the profit is sufficient for this.

          b) The limited partners shall receive the profit remaining after the distribution pursuant to a. above according to the amount of their capital contributions.

     3.   The personally liable partner shall not have a share in the loss.

     4. The partners' meeting shall decide whether and what profit shares may be withdrawn and how interest is to be paid on profits not withdrawn.

     5. The personally liable partner may withdraw appropriate part amounts to cover the expenses incurred by it in the interest of the partnership and costs of the management.

Section 12 Dissolution

     If it follows from the annual financial statement that the reserves and the capital contribution accounts have been used up by losses, the personally liable partner shall convene a partners' meeting without undue delay, which shall adopt a resolution concerning the dissolution or continuation of the partnership. The resolution concerning the dissolution or continuation of the partnership shall be recorded in minutes, which shall comply with the provisions of this Partnership Agreement concerning partners' meetings.

Section 13 Liquidation

     1. In the event of liquidation, the personally liable partner shall be appointed as liquidator.

     2. Should the personally liable partner not be available as liquidator, its managing directors who are in office at the time of the liquidation of the partnership shall become liquidators.

Section 14 Withdrawal of the general partner

     If it is to be expected that the general partner will withdraw from the partnershop for whatever reasons, the partners' meeting shall appoint another limited liability company as personally liable partner without undue delay. If this is not done and if the partnership is therefore threatened with dissolution owing to the withdrawal of the general partner, a majority, the capital interests of which together total at least one fourth of the limited partnership capital, shall be entitled to appoint a natural or legal person as personally liable partner in the place of the general partner which is lacking. The other partners shall be obligated in this case to consent to the appointment and to assist in the applications for registration in the Commercial Register.

Section 15 Concluding provisions

     1. Should a provision of this Agreement conflict with imperative provisions of the law, it shall be deemed not to have been agreed, i.e. the invalidity of a provision of this Agreement shall not result in the invalidity of the Agreement as a whole. The invalid provision shall be replaced by a new provision which comes as close as possible to the aim and object of the inapplicable provision.

     2. Amendments and supplements to this Agreement must be made in writing in order to be valid.

     3.   The courts of Munich shall have jurisdiction.

                             ARTICLES OF ASSOCIATION

                           VERWALTUNG EDDIE BAUER GMBH

SECTION 1. FIRM-NAME, SEAT

     1.   The firm-name of the company is

          VERWALTUNG EDDIE BAUER GMBH

     2.   The seat of the company is in Munich.

SECTION 2. OBJECT OF THE COMPANY

     The object of the company is participation in other enterprises, in particular the assumption of the function as general partner for the limited partnership Eddie Bauer GmbH & Co in Munich.

SECTION 3. DURATION OF THE COMPANY

     The company is of unlimited duration.

SECTION 4. BUSINESS YEAR

     The business year of the company runs from 1 March until 28/29 February of the following year. A part business year shall be constituted as from the establishment until 29 February 1996.

SECTION 5. SHARE CAPITAL

(1)  The share capital of the company amounts to

                                  DM100,000.00
                 (in words: one hundred thousand Deutsche Mark).

(2)  The shareholders are:

     -    Eddie Bauer Inc. with                                      DM40,000.00

     -    Handelsgesellschaft Heinrich Heine mbH with                DM50,000.00

     -    Sport-Scheck GmbH with                                     DM10,000.00

(3) The share capital shall be paid fully before application of the company to the Commercial Register.

SECTION 6. MANAGEMENT AND REPRESENTATION.

     1. The company has one or more managing directors (Geschaftsfuhrer). A sole managing director shall always represent the company alone. If there is more than one managing director, the company shall be represented by two managing directors jointly or by one managing director jointly with a "Prokurist" (authorized signatory).

     2. Managing directors may be released from the restrictions of Section 181 BGB (German Civil Code) by shareholder resolution.

     3. The managing directors are bound by the instructions of the shareholder meeting.

SECTION 7. ASSIGNMENT OF SHARES

     The assignment of shares or parts of such requires the written consent of all shareholders in order to be valid.

SECTION 8. SHAREHOLDER MEETING, SHAREHOLDER RESOLUTIONS

     The resolutions of the shareholders are adopted with the majority of votes in the shareholder meeting. Adoptions may also be adopted in writing if all shareholders expressly agree thereto, unless this conflicts with imperative statutory provisions.

SECTION 9. APPROPRIATION OF THE PROFIT AND LOSS

     The provisions of Section 29 GmbH-Gesetz (Act on limited liability companies), new version, shall apply to the appropriation of the profit and loss.

SECTION 10. ANNOUNCEMENTS

     The announcements of the company shall be published in the Federal Gazette.

SECTION 11. COSTS OF FOUNDATION

     The costs of this agreement, it's legalization and it's enforcement are to be borne by the company up to DM4,000,--.

The following

             DISTRIBUTION AND LICENSE AGREEMENT (RETAIL/MAIL ORDER)

is concluded between

                    Eddie Bauer Inc.
                    15010 Northeast 36th Street
                    Redmond, WA 98052
                    USA

                                    - hereinafter referred to as "EDDIE BAUER" -

and

                    Eddie Bauer GmbH & Co
                    Wettersteinsweg 20
                    82024 Taufkirchen
                    Germany

                                          - hereinafter referred to as "NEWCO" -

1.   SUBJECT MATTER OF AGREEMENT

     EDDIE BAUER is a licensor of the Trade Marks EDDIE BAUER, AKA ("ALSO KNOWN AS") Eddie Bauer and EDDIE BAUER HOME and other Trade Marks, short particulars of which are set out in Schedule 1 (hereinafter referred to as "Trade Marks"). EDDIE BAUER offers a range of apparel, apparel accessories (muffler, ear mufflers, gloves, socks, handkerchiefs, etc.), shoes, bags, umbrellas, watches and other goods as may be offered from time to time under or by reference to the Trade Marks (hereinafter referred to as the "EDDIE BAUER Range") for sale in uniformly equipped shops (hereinafter referred to as "EDDIE BAUER shops"), in catalogs and other media (hereinafter referred to as catalogs).

     This Agreement is to regulate the basic cooperation taking place between EDDIE BAUER and NEWCO regarding the EDDIE BAUER Range.

2.   NEWCO OBLIGATIONS

          2.1.1 General Obligations

               The content and presentation of all advertising and mail order media shall be subject of the prior authorization of EDDIE BAUER.

          2.1.2 Items from the EDDIE BAUER Range may only be sold to ultimate consumers in Europe except UK, Ireland, France, Spain, Portugal and Italy (the "Territory") and may not be sold outside the Territory without the prior written consent of EDDIE BAUER.

          2.1.3 NEWCO is obliged to use the Trade Mark EDDIE BAUER logo in respect of the EDDIE BAUER Range in the Territory for the duration of this Agreement. NEWCO undertakes to use the Trade Marks upon and in connection with the EDDIE BAUER Range only in a manner approved (see guidelines) by EDDIE BAUER.

          2.1.4 EDDIE BAUER reserves the right to enter the shops and to inspect all suppliers and manufacturers of products to NEWCO at all times to inspect in particular whether the EDDIE BAUER marketing concept is being observed and to inspect merchandise manufactured and supplied for sale in the EDDIE BAUER shops and catalogues. NEWCO will ensure that EDDIE BAUER can at any time control merchandise at the respective supplier.

               NEWCO will ensure that all items of the EDDIE BAUER Range are manufactured by or for it in accordance with the agreed Eddie Bauer Quality Standards and specifications.

          2.1.5 NEWCO will inform EDDIE BAUER at regular intervals of all planning.

          2.1.6 NEWCO may appoint its supplier/manufacturer subject to Eddie Bauer's prior written approval EDDIE BAUER will assist NEWCO to purchase the products on EDDIE BAUER's first conditions from EDDIE BAUER supplier/-manufacturers.

               With the prior written consent of EDDIE BAUER, NEWCO may appoint a third party solely as an importer for EDDIE BAUER leather shoes on behalf of NEWCO.

               In case EDDIE BAUER, HEINE or SPORT-SCHECK gets refunds/discounts (especially volume discounts) from its suppliers for the produced goods EDDIE BAUER, HEINE or SPORT-SCHECK will pass on these net refund/discount on a pro rata basis to NEWCO.

          2.1.7 NEWCO may not substitute or provide alternatives for items of the EDDIE BAUER Range.

          2.1.8 Within thirty (30) days after issuance, NEWCO will send to EDDIE BAUER 20 copies of the catalogues and two (2) copies of all promotional materials it has issued in the Territory which include the EDDIE BAUER Range.

          2.1.9 Packaging and labeling costs will be solely borne by NEWCO. Labeling on all products will be to EDDIE BAUER specifications. Any additional labeling or changes in the standard (if not necessary due to law) EDDIE BAUER labels must be approved by EDDIE BAUER.

          2.1.10 NEWCO agrees that all items of the EDDIE BAUER Range or products sold with an EDDIE BAUER trademark or sold through the EDDIE BAUER shops and through mail order shall meet or exceed all legally applicable statutes, standards, regulations and guidelines, especially with respect to health and product safety (including environmental regulations relating to the production of all such items and other materials used to advertise, market and merchandise the items) throughout the Territory.

     2.2  NEWCO's Obligations (retail)

          2.2.1 NEWCO is entitled to open an unlimited number of EDDIE BAUER shops.

               NEWCO agrees that all of the EDDIE BAUER shops will bear the name "EDDIE BAUER", and be located in the Territory.

          2.2.2 NEWCO is obligated to sell the EDDIE BAUER Range exclusively in the EDDIE BAUER shops. No other products will be sold in the EDDIE BAUER shops unless specifically approved by EDDIE BAUER. The guidelines given by EDDIE BAUER for advertising and equipping of the shops are to be observed.

               NEWCO is obligated to resell the EDDIE BAUER Range established by EDDIE BAUER and is only entitled to reduce the EDDIE BAUER Range if EDDIE BAUER has given written consent.

     2.3  NEWCO Obligations/Presentation of Catalogs

          Final catalogue layouts will be submitted to EDDIE BAUER not later than thirty (30) days before the scheduled press date.

3.   EDDIE BAUER OBLIGATIONS

     3.1  General Obligations

          3.1.1 EDDIE BAUER will offer NEWCO complete collections of the EDDIE BAUER Range in accordance with NEWCO's annual business plan and on the time table as attached (Schedule 3). EDDIE BAUER agrees to make reasonable efforts to support NEWCO's requirements.

               The samples of the collections (i.e., an original plus colour swatches) will be made available by EDDIE BAUER free of charge.

          3.1.2 Any photography or other original materials (besides the normal materials of EDDIE BAUER) created specifically for and ordered by NEWCO (e.g. signage, graphics, fixtures, real estate build out materials, etc.) will be furnished by EDDIE BAUER at cost price plus a margin as usual within the Otto group.

               At the written request and reasonable notice of NEWCO, EDDIE BAUER shall send the qualified and experienced persons of EDDIE BAUER to the Territory and/or make such persons available to NEWCO at EDDIE BAUER's Redmond Office to assist and advise NEWCO and its personnel in manufacture, testing, inspecting, sales, and maintenance of the EDDIE BAUER Range. NEWCO shall reimburse EDDIE BAUER for all costs incurred in furnishing any individual to NEWCO (e.g. all compensation, travel expenses, etc.) plus a margin as usual within the Otto group. The terms and conditions on which such persons will be sent to the Territory will be decided later by mutual agreement.

          3.1.3 EDDIE BAUER shall provide NEWCO with technical advisory services, without any additional charge or royalty, which services will be made available by telephone conversation, by telex or facsimile or by other means of communications.

     3.2  EDDIE BAUER Obligation (mail order)

          3.2.1 NEWCO is to inform EDDIE BAUER of the number of catalogs pages as agreed to in the annual business plan. At no additional charge, EDDIE BAUER will provide art direction, concepts, available photography, and rough layouts, and copies to NEWCO for use in the production of the layouts for the EDDIE BAUER catalogs. EDDIE BAUER will also provide final photography.

          3.2.2 EDDIE BAUER will provide duplicated original transparencies for the catalogs and other mail order media at cost ex Redmond.

     3.3  EDDIE BAUER Obligation (retail)

          3.3.1 Within sixty (60) days after execution of this Agreement, EDDIE BAUER will provide to NEWCO for its non-exclusive use a complete set of documents (however, prior to termination of this Agreement, the use of such documents within the Territory shall be exclusive to NEWCO) including prototype store designs, working drawing and a concept manual laying out in detail the standards and method for operating an EDDIE BAUER shop.

          3.3.2 EDDIE BAUER will provide NEWCO with detailed store layouts (i.e., best-sellers by the door), plan-o-grams, store graphics and advertising information for each collection of the EDDIE BAUER Range.

          3.3.3 EDDIE BAUER shall provide store operation know-how to NEWCO including but not limited to the following matters:

               (a)  Merchandise assortment know-how.

               (b)  Promotional materials.

               (c) Advice related to EDDIE BAUER systems including POS software.

4.   TRADE MARK / LICENSE / COMPETITION

     4.1 EDDIE BAUER is the owner of all EDDIE BAUER trade marks. EDDIE BAUER grants NEWCO an exclusive license to use the trade mark "EDDIE BAUER" in association with the EDDIE BAUER Range for the duration of this Agreement in the Territory.

     4.2 For the duration of this Agreement NEWCO shall be the exclusive distributor in the Territory of EDDIE BAUER merchandise, excluding Ford Eddie Bauer edition vehicles and the Eddie Bauer Maxum Sport Runabout Boat and the EDDIE BAUER Adventurer cosmetic fragrance ("Excluded Products"). Furthermore NEWCO may sell EDDIE BAUER merchandise through OTTO VERSAND group companies (cross selling) via catalogue, outlet stores as specifically approved in advance by Eddie Bauer.

     4.3 Except for Excluded Products, EDDIE BAUER shall not manufacture, distribute, or supply during the duration of this Agreement the EDDIE BAUER Range in the Territory to any other third party.

     4.4 EDDIE BAUER is the proprietor of the designs, drawings, patterns, originals and samples of the EDDIE BAUER Range. The sale of or the use of copying of the said designs, drawings, patterns, originals, and samples by NEWCO for any purpose is strictly prohibited. EDDIE BAUER warrants that the supply of goods does not violate any copyright of a third party and will indemnify NEWCO for any copyright infringement action. EDDIE BAUER will also indemnify NEWCO for any damages and costs awarded against NEWCO, including attorneys' fees, in any infringement action related to the use of EDDIE BAUER trade marks. EDDIE BAUER will take all reasonable steps to obtain in all necessary copyrights licenses and trademarks.

          EDDIE BAUER will be promptly notified by NEWCO of any suit or threat of suit as to which EDDIE BAUER may have obligations under the above provisions and be given reasonable opportunity to defend the same.

     4.5 Inasmuch as NEWCO when selling the EDDIE BAUER Range makes statement which are inconsistent with product descriptions of EDDIE BAUER, NEWCO will bear the risk of claims which may be asserted by third parties.

5.   REMUNERATION / MODE OF PAYMENT

     5.1  Mail order

          As payment for all obligations stipulated by this contract, EDDIE BAUER shall receive remuneration from NEWCO for mail order merchandise of 5% of NEWCO's net sale (as defined in the 5 years plan) and exclusive value added taxes.

     5.2  Retail

          As payment for all obligations stipulated by this contract, EDDIE BAUER shall receive remuneration from NEWCO for retail merchandise of 2.5% of NEWCO's in-store net sales for the first three years of business. After the first year business this percentage shall be negotiated between the parties by mutual consent based on the principals as discussed between the parties before (see former drafts of this agreement).

          To 5.1 and 5.2

          No royalties are due on overstock sales and inventories that are transferred to the division within the OTTO VERSAND group which particularly deals with the liquidation of products or inventories through disposal catalogues, outlet stores, jobbers and other third parties, provided that such inventories may only be transferred to such division after NEWCO has made best efforts to sell as much as possible through proper sales activities by retail stores or catalogues.

     5.3 NEWCO shall render account of the net-sales in the Territory on a monthly basis and make estimated royalty payments semi-annually on or before the tenth (10th) working day of the month following the last month of each season and will make final seasonal accounting and payment within thirty (30) days thereafter. Any goods still remaining after the final seasonal accounting date shall be considered with the next season's goods.

          For the purpose of this Agreement, the parties hereto agree that the seasons shall end on June 30 and December 31.

          EDDIE BAUER reserves the right to seek verification of all sales.

          The payment will be effected in U.S. currency.

               5.4.a Any tax at source (withholding tax) to be withheld by NEWCO for the account of EDDIE BAUER under the law on tax on income will be deductible from the royalty payments provided EDDIE BAUER receives satisfactory documentations of such payments.

                    However, insofar as it is possible under double taxation convention for EDDIE BAUER to grant an exemption from the withholding of tax at source, EDDIE BAUER will apply to the competent Tax Office in the country of NEWCO for a certificate of exemption that is required for this.

                    NEWCO will assist EDDIE BAUER in applying for the exemption.

               5.4.b If the remuneration in the country of NEWCO is subject to turnover taxes, and if in this case EDDIE BAUER is debtor of turnover taxes, VAT is to be added to the remuneration.

                    If it is provided for by turnover laws in the country of NEWCO that the added VAT is not to be paid out to EDDIE BAUER, added VAT is to be paid over to the inland revenue office by NEWCO in favour of EDDIE BAUER.

               5.5 Newco will provide information on results and experience to EDDIE BAUER on or before the tenth (10th) business day of the month for the prior calendar month in addition to a summary quarterly, seasonal and annual results and experience. The parties hereto will provide each other with information as to new market trends in the fashion sector.

6.   DELIVERY DATES

     EDDIE BAUER will use its best endeavours to adhere to delivery dates as specified in Schedule 3. EDDIE BAUER shall notify NEWCO immediately of the extent and duration on any actual or anticipated delays and shall take all reasonable and appropriate measures to maintain any loss at a minimum and ensure that delivery is made as soon as possible.

7.   INDEMNIFICATION

     Each party agrees to indemnify, defend, and hold the other party harmless from its own negligent or willful acts, and those of its agents and employees.

8.   ASSIGNMENT

     Neither party may assign or subcontract any of its rights or obligations under this Agreement without the approval of the other party.

9.   TERMS OF AGREEMENT

     9.1 This Agreement shall become effective with it's signature through the parties and the resolution of the HEINE advisory board approving the contents of this Agreement. It shall be binding until termination of the joint venture Agreement between Handelsgesellschaft Heinrich Heine GmbH, Sport-Scheck GmbH and EDDIE BAUER Inc.

     9.2 Termination of this Agreement shall not relieve any of the parties of its then outstanding and unfulfilled obligations or liabilities under this Agreement. Furthermore, NEWCO has the right to sell overstocks for the time of six (6) months after termination.

     9.3 Except as set forth in clause 9.2 on the termination date, all rights of NEWCO under this Agreement shall terminate, and NEWCO shall cease to use any of the trade marks, trade names, and symbols which may have accrued by Agreement, operation of law, or otherwise.

10.  GENERAL PROVISIONS

     10.1 The place of jurisdiction is Hamburg. German law shall apply.

     10.2 No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provisions of this Agreement, and no waiver shall be effective unless made in writing. In the event that any provisions herein shall be illegal or unenforceable, such provisions shall be severed and the entire Agreement shall not fail, but the balance of the Agreement shall continue in full force and effect.

     10.3 EDDIE BAUER and NEWCO shall not be liable for delays in the performance of their obligations hereunder due to causes beyond its reasonable control, including but not limited to Acts of God, strikes, war, or inability to obtain labour or materials.

     10.4 This Agreement constitutes the entire Agreement between the parties and regarding the subject matter hereof and supersedes and replaces any prior agreements between the Parties.

          The schedules are an integral part of this Agreement.

For and on behalf of NEWCO              For and on behalf of Eddie Bauer Inc.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

Date: June 6th 1995                     Date: June 6th 1995

SCHEDULES:

Schedule 1: Trademark status report
Schedule 2: Trademark
Schedule 3: time table - to be agreed upon separately by mutual consent

                                   SCHEDULE 1

                                TRADEMARK STATUS

COUNTRY       TRADEMARK                    STATUS       DATE       NUMBER    INTERNATIONAL CLASS
-------       ---------                    ------       ----       ------    -------------------
Austria       EDDIE BAUER                  pending      08/31/94             16, 18, 20, 24, 25, 35
Austria       EDDIE BAUER GOOSE LOGO       pending      08/31/94             25
Austria       EDDIE BAUER SIGNATURE LOGO   registered   10/31/94   155,082   25
Germany       EDDIE BAUER                  registered   08/05/94   2074047   16, 20, 24, 25
Switzerland   EDDIE BAUER                  registered   04/01/93   409,690   16, 20, 24, 25, 42

                                   SCHEDULE 2

                              EDDIE BAUER SIGNATURE


                                       13